                                                      Registration No. 333-45212

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM S-8 A
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                               -----------------


                               KMART CORPORATION

               (Exact name of issuer as specified in its charter)


             Michigan                                    38-0729500
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)


                 3100 West Big Beaver Road, Troy, Michigan 48084
               (Address of Principal Executive Offices) (Zip Code)


                              Conaway Stock Grants

                            (Full title of the plans)


                               James E. Defebaugh
             Vice President, Associate General Counsel and Secretary
                                Kmart Corporation
                            3100 West Big Beaver Road
                              Troy, Michigan 48084
                     (Name and Address of agent for service)
          Telephone number, including area code, of agent for service:
                                  248-463-5021

                          Copies of Communications to:
                               Verne C. Hampton II
                             Dickinson Wright PLLC
                            500 Woodward, Suite 4000
                             Detroit, Michigan 48226

                  Approximate date of proposed public offering:
 As soon as practicable after the effective date of this Registration Statement

                         CALCULATION OF REGISTRATION FEE

                                                   Proposed Maximum             Proposed
Title of Securities     Amount to be              Offering Price Per        Maximum Aggregate                   Amount of
to be Registered        Registered                     Share*                 Offering Price                Registration Fee
Common Stock            3,000,000 shs.                 $12.01                   $36,030,000                       $9,008
 ($1 par value)

*Based upon the market price on August 17, 2001







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The contents of Registration Number 333-45212 of Kmart Corporation dated
September 6, 2000 are incorporated by reference herein


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ITEM 8.        EXHIBITS

The following exhibits are filed herewith:



      Exhibit
      Number            Exhibit

         5              Opinion and consent of Dickinson Wright PLLC

        23              Consent of PricewaterhouseCoopers LLP

        28(a) Notice of Stock Option Granted February 6, 2001 to Charles C. Conaway

        28(b)           Notice of Stock Option Granted May 15, 2001 to Charles
                        C. Conaway

                                   SIGNATURES


                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy and State of Michigan on August 22, 2001.


                                KMART CORPORATION

                                     By     /s/ Charles C. Conaway
                                         ------------------------------------
                                            (Charles C. Conaway)
                                            Chairman of the Board and Chief
                                            Executive Officer



                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities indicated on August 22, 2001.



SIGNATURE                                              TITLE                                SIGNATURE                      TITLE
                                          Chairman of the Board
                                          and Chief Executive Officer
    /s/ Charles C. Conaway                (Principal Executive Officer)            /s/ Willie D. Davis                 Director
---------------------------------         and Director                        -------------------------------
     (Charles C. Conaway)                                                             (Willie D. Davis)

                                          Executive Vice President and
    /s/ Jeffrey N. Boyer                  Chief Financial Officer                  /s/ Joseph P. Flannery              Director
---------------------------------         (Principal Financial and            -------------------------------
     (Jeffrey N. Boyer)                   Accounting Officer)                        (Joseph P. Flannery)

                                                                                   /s/ Robert D. Kennedy               Director
                                                                              -------------------------------
                                                                                     (Robert D. Kennedy)


   /s/ James B. Adamson                   Director                                 /s/ Robin B. Smith                  Director
---------------------------------                                             -------------------------------
     (James B. Adamson)                                                              (Robin B. Smith)


   /s/ Lilyan H. Affinito                 Director                                 /s/ Thomas T. Stallkamp             Director
---------------------------------                                             -------------------------------
     (Lilyan H. Affinito)                                                            (Thomas T. Stallkamp)


   /s/ Richard G. Cline                   Director                                 /s/ Richard J. Statuto              Director
---------------------------------                                             -------------------------------
     (Richard G. Cline)                                                              (Richard J. Statuto)






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                                  Exhibit Index



      Exhibit
      Number                   Exhibit

         5              Opinion and consent of Dickinson Wright PLLC

        23              Consent of PricewaterhouseCoopers LLP

        28(a) Notice of Stock Option Granted February 6, 2001 to Charles C. Conaway

        28(b)           Notice of Stock Option Granted May 15, 2001 to Charles
                        C. Conaway